UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2010, at the Annual Meeting of Shareholders of Methode Electronics, Inc. (“Methode” or the “Company”), Methode’s shareholders approved the Methode Electronics, Inc. 2010 Cash Incentive Plan (the “Cash Incentive Plan”) and the Methode Electronics, Inc. 2010 Stock Plan (the “Stock Plan,” and collectively with the Cash Incentive Plan, the “Plans”).

Summaries of the Plans are set forth below.  The Plans are described in detail in Methode’s 2010 proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on August 5, 2010 in connection with the Annual Meeting of Shareholders (the “Proxy Statement”).  The descriptions of the Plans set forth below are qualified by reference to the full text of the Cash Incentive Plan and Stock Plan attached hereto in their entirety as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference, as well as to the Non-Qualified Stock Option Form Award Agreement, attached hereto as Exhibit 10.3.

Summary of Cash Incentive Plan

The Cash Incentive Plan is intended to provide cash incentives for senior management to improve Company performance and increase value for shareholders.  The Cash Incentive Plan is designed to provide “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  As such, qualified awards payable pursuant to the Cash Incentive Plan should be deductible for federal income tax purposes under most circumstances.  Our Compensation Committee will determine the amounts and terms of each award, including the performance criteria, performance goals and performance period.

Summary of Stock Plan

The Stock Plan permits a total of 2,000,000 shares of our common stock to be awarded to participants in the form of nonqualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, and performance share units, any of which may be performance-based awards.  The Stock Plan is designed to allow for “performance-based compensation” under Section 162(m) of the Code.  As such, qualified awards payable pursuant to the Stock Plan should be deductible for federal income tax purposes under most circumstances.

Present and future directors, officers and key employees of Methode or any subsidiary shall be eligible to participate in the Stock Plan, as selected by the Compensation Committee from time to time.  The Compensation Committee will determine the type and amount of each award, as well as the terms and conditions, including any performance criteria, performance goals and performance period.

Fiscal 2011 Awards

As disclosed in the Proxy Statement, for the fiscal 2011 equity awards, the Compensation Committee intends to grant our executive officers awards composed of performance-based restricted stock (RSAs) to vest based on performance as of the end of fiscal 2015, stock options and time-based restricted stock units (RSUs).  In connection with the performance-based RSAs, the Compensation Committee also intends to make RSA tandem cash bonus awards for above target performance to the executive officers.  Following shareholder approval of the Stock Plan on October 14, 2010, our Compensation Committee authorized the stock option awards to our executive officers.  The Compensation Committee intends to grant the RSA, RSU and RSA tandem cash bonus awards in the near future.

The option awards were made pursuant to the Stock Plan and the Non-Qualified Stock Option Form Award Agreement, attached hereto as Exhibit 10.3.  These options have a ten-year term and will vest 33.3% each year over a three-year period.  The number of stock options granted to our executive officers is set forth below.

Name and position	Number of Stock Options
Donald W. Duda President and Chief Executive Officer	40,000
Douglas A. Koman Chief Financial Officer, Vice President, Corporate Finance	16,000
Timothy R. Glandon Vice President and General Manager, North American Automotive	12,000
Joseph E. Khoury Vice President, Europe	12,000
Thomas D. Reynolds Chief Operating Officer	20,000
Total – Executive Group (7 people)	120,000
Total – Non-Executive Officer Employee Group (2 people)	20,000

Item 5.07               Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders held on October 14, 2010, shareholders voted on proposals to (i) elect ten (10) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the Audit Committee’s selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011; (iii) approve the Cash Incentive Plan; and (iv) approve the Stock Plan.  The voting results for each proposal were as follows:

		Voting Results
Proposal		For	Against	Abstain	Broker Non-Votes
1.	Election of Directors – Nominees:
	Walter J. Aspatore	29,826,054	3,222,613	13,650	2,152,154
	Warren L. Batts	32,135,633	916,848	9,836	2,152,154
	J. Edward Colgate	32,920,214	133,332	8,771	2,152,154
	Darren M. Dawson	32,011,155	1,042,326	8,836	2,152,154
	Donald W. Duda	32,834,542	115,621	112,154	2,152,154
	Stephen F. Gates	32,816,325	134,027	111,965	2,152,154
	Isabelle C. Goossen	29,719,104	3,225,362	117,851	2,152,154
	Christopher J. Hornung	32,022,852	927,401	112,064	2,152,154
	Paul G. Shelton	29,692,168	3,253,285	116,864	2,152,154
	Lawrence B. Skatoff	30,308,105	2,637,361	116,851	2,152,154
2.	Ratification of the Selection of Ernst & Young LLP	32,061,373	3,137,252	15,846	—
3.	Approval of the Cash Incentive Plan	32,119,963	804,066	138,288	2,152,154
4.	Approval of the Stock Plan	29,927,198	2,994,067	141,052	2,152,154

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1                           Methode Electronics, Inc. 2010 Cash Incentive Plan

10.2         Methode Electronics, Inc. 2010 Stock Plan

10.3         Non-Qualified Stock Option Form Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date:	October 20, 2010	By:	/s/ Douglas A. Koman
Douglas A. Koman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Methode Electronics, Inc. 2010 Cash Incentive Plan
10.2	Methode Electronics, Inc. 2010 Stock Plan
10.3	Non-Qualified Stock Option Form Award Agreement